UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 9, 2024

AERKOMM INC.

(Exact Name of Registrant as Specified in its Charter)

Nevada	000-55925	46-3424568
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

44043 Fremont Blvd., Fremont, CA	94538
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (877) 742-3094

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Securities registered pursuant to Section 12(b) of the Act: None

Title of each class	Trading Symbol	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

The Simple Agreement for Future Equity

As previously reported on Form 8-K on April 4, 2024, on March 29, 2024, IX Acquisition Corp. (Parent), a Cayman Islands exempted company, entered into a Merger Agreement, by and among AKOM Merger Sub Inc., a Nevada corporation and a wholly owned subsidiary of Parent (“Merger Sub”), and AERKOMM Inc., a Nevada corporation (the “Company”) (the “Merger Agreement,” as it may be amended and/or restated from time to time).  The transactions contemplated by the Merger Agreement together with the other related agreements are referred to herein as the “Business Combination.”

Also as previously reported on Form 8-K, pursuant to the Merger Agreement and the transactions contemplated as part of the Business Combination, the Company is obligated to exercise reasonable best efforts to obtain a PIPE Investment Amount of at least $65,000,000 (inclusive of investment amounts under simple agreements for future equity, in the form and substance as reasonably agreed upon by Parent and the Company (the “SAFE Agreements”), and will obtain a minimum PIPE Investment Amount of at least $45,000,000 minus the investment amount obtained pursuant to SAFE Agreements. Pursuant to the Merger Agreement, the Company will endeavor to enter into SAFE Agreements with certain investors providing for investments in shares of Company Common Stock in a private placement in an aggregate amount not less than $15,000,000 with interim target goals following the execution of the Merger Agreement (the “SAFE Investment”).

On August 12, 2024, the Parent and the Company entered into one new SAFE Agreement and amended one of the SAFE Agreements previously executed on May 13, 2024.

Additionally, on July 8, 2024, the Company canceled the other SAFE Agreement that was entered into on May 13, 2024.

Furthermore, on June 26, 2024, the Parent and the Company entered into one new SAFE Agreement.

As a result, as of August 12, 2024, SAFE Agreements for an aggregate of $2,585,200 have been entered into. The SAFE Agreements will automatically convert upon the closing of the merger at $11.50 per share of Parent Common Stock.

Item 4.02 Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review

On August 9, 2024, the Company’s Audit Committee of the Company’s Board of Directors (the “Audit Committee”) determined, based on the recommendation of management, that the Company’s previously issued financial statements included in the Company’s Annual Report on Form 10-K for the period ended December 31, 2023 and Quarterly Report on Form 10-Q for the period ended March 31, 2024 (the “Affected Periods”) should no longer be relied upon due to an error identified in the affected periods primarily due to classifying a certain debt obligation as long-term debt instead of short term debt. The errors were first identified as a result of the Company's implantation of remediating its material weaknesses in the Company’s internal control over financial reporting disclosed by the Company in its Annual Report on Form 10-K and Quarterly Report on Form 10-Q.

The Company expects to file restated financial statements for the Affected Periods on Form 10-K/A and Form 10-Q/A, as applicable, as soon as reasonably practical. Because of this restatement, the previously-issued financial statements for the Affected Periods, as well as the relevant portions of any communication which describes or are based on such financial statements, should no longer be relied upon. At this time, the Company is unable to quantify the impact of the corrections to the Affected Periods as its review is ongoing. The Company cannot provide assurance that other errors will not be identified or impact additional prior accounting periods. The Audit Committee, along with management, discussed with WWC, P.C., its independent registered public accounting firm, the matters disclosed in this filing pursuant to this Item 4.02.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits. The following exhibit is filed with this Form 8-K:

Exhibit No.	Description of Exhibits
10.1	Executed August 12, 2024 SAFE Agreement in the amount of $637,100.
104	Cover Page Interactive Data File (embedded with the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 13, 2024

AERKOMM INC.

	By:	/s/ Louis Giordimaina
	Name:	Louis Giordimaina
	Title:	Chief Executive Officer, Interim Chief Financial Officer and Director

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